      As filed with the Securities and Exchange Commission on July 19, 1996
                                                     Registration No. 333-_____
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                         WELLPOINT HEALTH NETWORKS INC.
             (Exact name of registrant as specified in its charter)

          CALIFORNIA                                            95-3760-980
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                               21555 OXNARD STREET
                        WOODLAND HILLS, CALIFORNIA 91367
                                 (818) 703-4000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ------------------

                             THOMAS C. GEISER, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                         WELLPOINT HEALTH NETWORKS INC.
                               21555 OXNARD STREET
                        WOODLAND HILLS, CALIFORNIA 91367
                                 (818) 703-4000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               ------------------

                                   Copies to:

   WILLIAM L. HUDSON, ESQ.                        WINTHROP B. CONRAD, JR., ESQ.
    DOUGLAS D. SMITH, ESQ.                         JOHN J. MCCARTHY, JR., ESQ.
BROBECK, PHLEGER & HARRISON LLP                       DAVIS POLK & WARDWELL
          ONE MARKET                                  450 LEXINGTON AVENUE
SAN FRANCISCO, CALIFORNIA 94105                     NEW YORK, NEW YORK 10017
       (415) 442-0900                                    (212) 450-4000

                               ------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                               ------------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/

                               ------------------

                                                   CALCULATION OF REGISTRATION FEE
===================================================================================================================================
TITLE OF EACH CLASS OF             AMOUNT TO BE        PROPOSED MAXIMUM      PROPOSED MAXIMUM AGGREGATE   AMOUNT OF REGISTRATION
SECURITIES TO BE REGISTERED        REGISTERED(1)   AGGREGATE PRICE PER UNIT       OFFERING PRICE(2)(3)           FEE(4)

Debt Securities and Warrants to
Purchase Debt Securities          $1,000,000,000             100%                  $1,000,000,000                $344,828
===================================================================================================================================

(1) In United States dollars or the equivalent thereof in foreign currency or currency units.

(2) Estimated in accordance with Rule 457 solely for the purpose of computing the registration fee.

(3) Such amount represents the principal amount of any Debt Securities issued at their principal amount, the issue price rather than the principal amount of any Debt Securities issued as an original issue discount, the issue price of any Debt Warrants, and the exercise price of any Debt Securities issuable upon the exercise of Debt Warrants. Debt Warrants may be sold separately or with Debt Securities or other Debt Warrants. It is not practicable to determine the number of Debt Warrants and the proposed maximum offering price thereof at this time.

(4) Pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION, DATED JULY 19, 1996

PROSPECTUS

                                 $1,000,000,000

                         WELLPOINT HEALTH NETWORKS INC.


         WellPoint Health Networks Inc., a California corporation (the "Company" or "WellPoint"), may from time to time offer in one or more series (i) unsecured debt securities ("Debt Securities"), which may be senior debt securities ("Senior Debt Securities") or subordinated debt securities ("Subordinated Debt Securities"), and (ii) warrants to purchase Debt Securities ("Debt Warrants"), with an aggregate public offering price of up to $1,000,000,000, on terms to be determined at the time or times of offering. The Debt Securities and Debt Warrants (collectively referred to herein as the "Offered Securities") may be offered, separately or together, in separate classes or series, in amounts, at prices and on terms to be set forth in one or more supplements to this Prospectus (each, a "Prospectus Supplement").

         All specific terms of the offering and sale of the Offered Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, when applicable: (i) in the case of Debt Securities, the specific title, aggregate principal amount, ranking as Senior Debt Securities or as Subordinated Debt Securities, currency, form (which may be registered or bearer or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, if any, terms for redemption at the option of the Company or repayment at the option of the holder thereof, terms for sinking fund payments, and any public offering price and (ii) in the case of Debt Warrants, a description of the Debt Securities for which each warrant will be exercisable and the duration, offering price, exercise price and detachability features.

         The applicable Prospectus Supplement will also contain information, when applicable, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by that Prospectus Supplement.

         The Offered Securities may be offered directly, through agents designated from time to time by the Company, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Offered Securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth in or will be calculable from the information set forth in the applicable Prospectus Supplement. No Offered Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of those Offered Securities. See "Plan of Distribution" for possible indemnification arrangements with underwriters, dealers and agents.

                             ----------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

  This Prospectus may not be used to consummate sales of the Offered Securities unless accompanied by a Prospectus Supplement.

                               ------------------

                                 July   , 1996

         NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR AN APPLICABLE PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, DEALER OR AGENT. THIS PROSPECTUS AND ANY APPLICABLE PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF.

         IN CONNECTION WITH THIS OFFERING, UNDERWRITERS, IF ANY, MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE OFFERED SECURITIES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZATION, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information concerning the Company may be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605, and the Pacific Stock Exchange, Inc., 301 Pine Street, San Francisco, California 94104 or 618 South Spring Street, Los Angeles, California 90014.

         The Company has filed with the Commission a registration statement (herein, together with all amendments and exhibits, referred to as the "Registration Statement") on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), which relates to the Offered Securities (the "Registration Statement"). This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto as permitted by the rules and regulations of the Commission. For information with respect to the Company and the Offered Securities, reference is hereby made to such Registration Statement, exhibits and schedules. The Registration Statement may be inspected without charge by anyone at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Commission upon payment of the prescribed fees. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in all respects by such reference.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The following documents of WellPoint Health Networks Inc., a Delaware corporation ("Old WellPoint"), filed with the Commission are incorporated herein by reference:

                  (i) Annual Report of Old WellPoint on Form 10-K (File No. 1-11628) for the year ended December 31, 1995;

                  (ii) Old WellPoint's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

                  (iii) Old WellPoint's Current Reports on Form 8-K filed April 12, 1996, March 8, 1996, February 26, 1996 and January 9, 1996.

         The following documents of the Company filed with the Commission (File No. 1-14340) are incorporated herein by reference: the Company's Current Report on Form 8-K filed June 3, 1996 and Amendment No. 1 on Form 8-K/A filed June 24, 1996.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the applicable Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide, without charge to any person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any document incorporated by reference herein other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such document. Requests should be directed to 21555 Oxnard Street, Woodland Hills, California 91367 (telephone number: (818) 703-4000) Attention:
Secretary.

                                       3.

                                   THE COMPANY

GENERAL

         WellPoint Health Networks Inc. is one of the nation's largest publicly traded managed health care companies with approximately 4.0 million medical members, 12.0 million pharmacy members, 1.5 million dental members and 1.2 million life insurance members. The Company offers a comprehensive array of managed care health plans through a health maintenance organization ("HMO"), a preferred provider organization ("PPO") and specialty managed care networks. WellPoint also provides claims processing, administrative and cost containment services to self-funded employers. The Company also offers workers' compensation and life insurance products. The Company's primary market for all of the products it offers, excluding pharmacy managed care services, is the state of California.

         The Company is actively pursuing expansion into new markets outside of California. With the acquisitions of AHI Healthcare Corporation "AHI") and UniCARE Life and Health Insurance Co. ("UL&H"), formally the Life and Health Benefits Management Division of Massachusetts Mutual Life Insurance Company, WellPoint serves medical members in 50 states. Due in part to these acquisitions, the Company's internal business units are now organized on a geographic basis, California and National. These business units target both individual and small business purchasers with up to 50 employees and large employers with 51 or more employees. The Company's networks and broad range of specialty managed care products allow it to pursue growth with each of individual, small business and large business purchasers.

         The Company is a corporation organized under the laws of the State of California. As used in this Prospectus, "Wellpoint" or the "Company" refers to Wellpoint Health Networks, Inc. and its predecessors, unless otherwise indicated by the context. The Company's principal executive offices are located at 21555 Oxnard Street, Woodland Hills, California 91367 (telephone number: (818) 703-4000).

RECENT DEVELOPMENTS -- COMPLETION OF RECAPITALIZATION TRANSACTIONS

         On May 20, 1996, the Company concluded a series of transactions to recapitalize its publicly traded majority-owned subsidiary, WellPoint Health Networks, Inc., a Delaware corporation ("Old WellPoint"), pursuant to the Amended and Restated Recapitalization Agreement dated as of March 31, 1995 (the "Amended Recapitalization Agreement"), by and among the Company, Old WellPoint and two newly formed California nonprofit foundations, Western Health Partnerships (the "Health Foundation") and Western Foundation for Health Improvement (the "Western Foundation"). Pursuant to the Amended Recapitalization Agreement, (a) Old WellPoint distributed an aggregate of $995.0 million by means of a special dividend of $10.00 per share to the holders of its common stock, and the Company, as a California nonprofit public benefit corporation, thereupon immediately donated its portion thereof ($800.0 million) to the Western Foundation; (b) the Company then donated its assets, other than the Company's Old WellPoint Class B Common Stock and the Company's commercial operations (the "Commercial Operations"), to the Health Foundation; (c) the Company then changed its status to a California for-profit business corporation by means of filing Amended and Restated Articles of Incorporation with the California Secretary of State and issued to the Health Foundation 53,360,000 shares of Common Stock; and
(d) Old Wellpoint then merged with and into the Company (the "Merger"), and the Company changed its name to WellPoint Health Networks Inc. (collectively, the "Recapitalization"). In the Merger, (i) each outstanding share of Old WellPoint Class A Common Stock was converted into 0.667 shares of the Company's Common Stock, and (ii) the outstanding shares of the Company's Common Stock held by the Health Foundation prior to the merger were converted into 53,360,000 shares of the post-Merger Company's Common Stock and a cash payment of $235 million to reflect the value of the Commercial Operations. The Company's Common Stock is entitled to one vote per share, and as a result of the Recapitalization, the 10 to 1 voting rights of Old WellPoint's Class B Common Stock have been eliminated.

                                       4.

         In connection with the Recapitalization, the Blue Cross/Blue Shield Association has entered into a new license agreement with the Company, which makes the Company the exclusive licensee of the right to use the Blue Cross name and related service marks in California. Unless the context otherwise requires, all information herein gives effect to the Merger or Recapitalization.


                                 USE OF PROCEEDS

         On May 16, 1996, the Company paid a cash dividend totaling $995,000,000 to the holders of Old WellPoint's Class A and Class B Common Stock, which was funded by the incurrence of debt under a new unsecured credit facility. The Company intends to repay a portion of this indebtedness through the issuance of the Offered Securities. Unless otherwise disclosed in the accompanying Prospectus Supplement, the Company intends to use any remaining net proceeds from the sale of the Offered Securities for general corporate purposes, which may include the repayment of existing indebtedness, the financing of capital expenditures and acquisitions.


                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth the ratio of earnings to fixed charges of the Company for the periods indicated:

                                                                                                         THREE MONTHS
                             YEAR ENDED DECEMBER 31,                                                    ENDED MARCH 31,
- ------------------------------------------------------------------------------------       ----------------------------------------
      1995               1994            1993             1992            1991                     1996                1995
      ----               ----            ----             ----            ----                     ----                ----
      49.8               61.7            68.9             71.5            62.2                     92.8                63.4

- ---------------------------

         For purposes of computing the ratios of earnings to fixed charges for the Company and its subsidiaries, earnings have been calculated by adding fixed charges to income before income taxes. Fixed charges consist of gross interest expense and that portion of rent expense (one-third) deemed representative of the interest factor in such rent expense.

                                       5.

                       DESCRIPTION OF THE DEBT SECURITIES

         The Senior Debt Securities will be issued under a proposed Indenture as amended or supplemented from time to time (the "Senior Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"). The Subordinated Debt Securities will be issued under a proposed Indenture as amended or supplemented from time to time (the "Subordinated Indenture"), between the Company and a trustee to be named in any Prospectus Supplement relating to Subordinated Debt Securities. The Senior Indenture and the Subordinated Indenture are sometimes referred to herein collectively as the "Indentures" and each individually as an "Indenture."

         The forms of the Indentures have been filed as exhibits to the Registration Statement of which this Prospectus is a part, and the Senior Indenture is available for inspection at the principal corporate trust office of the Trustee at 101 Barclay Street, 21 West, New York, New York 10286. The Indentures are subject to, and are governed by, the Trust Indenture Act of 1939, as amended. The statements made hereunder relating to the Indentures and the Debt Securities to be issued hereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indentures and such Debt Securities. All section references appearing in this section "Description of the Debt Securities" are to sections of the applicable Indenture, and capitalized terms used but not defined herein shall have the respective meanings set forth in the applicable Indenture.

GENERAL

         The Indentures do not limit the amount of Debt Securities that can be issued thereunder and provide that Debt Securities of any series may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by the Company. The Indentures do not limit the amount of other indebtedness or securities that may be issued by the Company or its subsidiaries.

         The Debt Securities will be direct, unsecured obligations of the Company and will constitute Senior Debt Securities or Subordinated Debt Securities. Creditors of the Company's subsidiaries are entitled to a claim on the assets of such subsidiaries. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors of the subsidiary are likely to be paid in full before any distribution is made to the Company and holders of Debt Securities, except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the claims of the Company would still be subordinate to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by the Company.

         Reference is made to the Prospectus Supplement for the following and other possible terms of each series of the Debt Securities in respect of which this Prospectus is being delivered: (i) the title of the Debt Securities; (ii) any limit upon the aggregate principal amount of the Debt Securities; (iii) if other than 100% of the principal amount, the percentage of their principal amount at which the Debt Securities will be offered; (iv) the date or dates on which the principal of the Debt Securities will be payable (or method of determination thereof); (v) the rate or rates (or method of determination thereof) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which such interest will be payable, and the record dates for the determination of the holders to whom interest is payable; (vi) if other than as set forth herein, the place or places where the principal of and interest, if any, on the Debt Securities will be payable; (vii) the price or prices at which, the period or periods within which and the terms and conditions upon which Debt Securities may be redeemed, in whole or in part, at the option of the Company; (viii) if other than the principal amount thereof, the portion of the principal amount of the Debt Securities payable upon declaration of acceleration of the maturity thereof;
(ix) the obligation, if any, of the Company to redeem, repurchase or repay Debt Securities, whether pursuant to any sinking fund or analogous provisions or pursuant to other provisions set forth therein or at the option of a Holder thereof; (x) whether the Debt Securities will be represented in whole or in part by one or more global notes registered in the names of a depository or its nominee; (xi) the ranking of such Debt Securities as Senior Debt Securities or

                                       6.

Subordinated Debt Securities; and (xii) any other terms or conditions not inconsistent with the provisions of the Indenture under which the Debt Securities will be issued. (Section 2.3) "Principal" when used herein includes, when appropriate, the premium, if any, on the Debt Securities.

         Unless otherwise provided in the Prospectus Supplement relating to any Debt Securities, principal and interest, if any, will be payable, and the Debt Securities will be transferable, at the office or offices or agency maintained by the Company for such purposes, provided that payment of interest on the Debt Securities will be paid at such place of payment by check mailed to the persons entitled thereto at the addresses of such persons appearing on the security register. Interest on the Debt Securities will be payable on any interest payment date to the persons in whose name the Debt Securities are registered at the close of business on the record date with respect to such interest payment date.

         The Debt Securities may be issued only in fully registered form in minimum denominations of $1,000 and any integral multiple thereof. Additionally, the Debt Securities may be represented in whole or in part by one or more global notes registered in the name of a depository or its nominee and, if so represented, interests in such global note will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.

         The Debt Securities may be exchanged for an equal aggregate principal amount of Debt Securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the Debt Securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent. No service charge will be made for any transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 2.8)

         The Indentures require the annual filing by the Company with the Trustee of a certificate as to compliance with certain covenants contained in the Indentures. (Section 3.4)

         The Company will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of the Company to purchase Debt Securities at the option of the holders thereof. Any such obligation applicable to a series of Debt Securities will be described in the Prospectus Supplement relating thereto.

         Debt Securities denominated or payable in foreign currencies may entail significant risks. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency markets. These risks will vary depending upon the currency or currencies involved and will be more fully described in the Prospectus Supplement relating thereto.

         Unless otherwise described in a Prospectus Supplement relating to any Debt Securities, there are no covenants or provisions contained in the Indentures which may afford the holders of Debt Securities protection in the event of a highly leveraged transaction involving the Company.


LIMITATION ON LIENS

         The Senior Indenture provides that the Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any Property of the Company or such Subsidiary or any interest therein or any income or profits therefrom, unless the Notes are secured equally and ratably with (or prior to) any and all other indebtedness secured by such Lien, except for (i) any Lien arising in the ordinary course of business, other than in connection with indebtedness for borrowed money; (ii) any Lien on Property acquired by the Company or any Subsidiary after the date of issuance of the Notes, provided that such

                                       7.

Lien existed on the date such Property was acquired; (iii) any Lien existing on the date of the Indenture; (iv) any Lien securing indebtedness incurred to finance the purchase price or cost of construction of Property (or additions, substantial repairs, alterations or substantial improvements thereto), provided that such Lien and the indebtedness secured thereby are incurred within one year of the later of acquisition or completion of construction (or addition, repair, alteration or improvement) and full operation thereof; (v) any Liens arising out of judgments or awards against the Company or any Subsidiary having an outstanding principal amount which do not exceed $20 million in the aggregate or with respect to which the Company or such Subsidiary shall in good faith be prosecuting an appeal or proceedings for review, Liens which are discharged within 60 days of entry of judgment or Liens incurred by the Company or a Subsidiary for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which the Company or such subsidiary is a party; (vi) any Lien for taxes not yet due and payable by the Company or any Subsidiary or which the Company or such Subsidiary is contesting in good faith; (vii) any Lien on or with respect to Property of a Subsidiary in favor of the Company or another Subsidiary; (viii) short term repurchase agreements covering portfolio securities; (ix) any Lien securing indebtedness in respect of Capital Leases on the Property subject to such Capital Leases; (x) deposit reserves or contingent payment arrangements required under or pursuant to any applicable provisions of federal, state or local rules, regulations or ordinances regarding health maintenance organizations, providers of life, health care or disability insurance or the provision of health care services or such insurance or the management of health services or securing regulatory capital or other financial responsibility requirements; (xi) any Lien (other than a Lien permitted under any of clauses (i) through (x) of this paragraph) securing indebtedness of the Company or of any Subsidiary provided that the aggregate principal amount of all Secured Debt together with all Attributable Debt of the Company and its Subsidiaries in respect of Sale and Lease-Back Transactions may not exceed 15% of Consolidated Net Tangible Assets of the Company and its Subsidiaries; (xii) any Lien extending, renewing or replacing any Lien permitted by clauses (i) through (xi) above; and (xiii) any Lien securing indebtedness the proceeds of which are deposited, promptly upon receipt, with the Trustee solely for the purpose of effecting a legal defeasance or covenant defeasance as set forth under "Satisfaction and Discharge of Indenture" and "Defeasance."

         In the case of Liens permitted under clauses (ii) and (iv) above, such Liens may not relate to any Property of the Company or a Subsidiary other than the Property so acquired, constructed, added, repaired, altered or improved, as the case may be. In the case of Liens permitted under clause (xii), unless such Liens are otherwise permitted under clause (xi), such Liens (A) may not relate to any Property of the Company or a Subsidiary other than the Property to which the Lien being extended, renewed or replaced relates to, and (B) may not secure indebtedness in excess of that secured by the Lien being extended, renewed or replaced.

LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS

         The Senior Indenture provides that, as of the date of the Indenture, the Company will not, nor will it permit any Subsidiary to, directly or indirectly, enter into, assume, guarantee, or otherwise become liable with respect to any Sale and Lease-Back Transaction; provided, however, that the Company or any Subsidiary may enter into (i) a Sale and Lease-Back Transaction that, had such Sale and Lease-Back Transaction been structured as a mortgage rather than as a Sale and Lease-Back Transaction, the Company or such Subsidiary would have been permitted to enter into such transaction pursuant to the terms of the Indenture described under "Limitation on Liens," (ii) a Sale and Lease-Back Transaction between or among the Company and any of its Subsidiaries or between or among Subsidiaries, (iii) a Sale and Lease-Back Transaction entered into prior to the date of issuance of the Notes, (iv) a Sale and Lease-Back Transaction, provided that within 180 days of the effective date of any such Sale and Lease-Back Transaction, the Company or such Subsidiary shall apply an amount equal to the Value of such Sale and Lease-Back Transaction to the (A) retirement (other than any mandatory retirement and other than any prohibited retirement of securities) of indebtedness for borrowed money incurred or assumed by the Company or any Subsidiary (other than indebtedness for borrowed money owed to the Company or any Subsidiary) which by its terms matures on, or is extendable or renewable at the option of the obligor to, a date more than 12 months after the date of the creation of such indebtedness and, in the case of such indebtedness of the Company which ranks on a parity with, or senior in right of payment to, the Notes or (B) the purchase or construction of other Property,

                                       8.

provided that such Property is owned by the Company or a Subsidiary free and clear of all Liens, (v) a Sale and Lease-Back Transaction involving the taking back of a lease for a period of three years or less, or (vi) a Sale and Lease-Back Transaction, provided that after giving effect to the Sale and Lease-Back Transaction, the aggregate principal amount of all Secured Debt plus Attributable Debt of the Company and its Subsidiaries in respect of Sale and Leaseback Transactions would not exceed 15% of the Consolidated Net Tangible Assets of the Company and its Subsidiaries.

CERTAIN DEFINITIONS

         The term "Attributable Debt" means the total net amount of rent required to be paid during the remaining term of any lease, discounted at the weighted average rate per annum then borne by the outstanding Debt Securities.

         The term "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any thereof constituting Funded Debt by reason of being extendible or renewable), and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the books and records of the Company and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles.

         The term "Property," in respect to any person, means any interest of such person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other person.

         The term "Sale and Lease-Back Transaction," means with respect to any person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such person or a subsidiary of such person and is thereafter leased back from the purchaser or transferee thereof by such person or one of its subsidiaries.

         The term "Subsidiary" means (i) a corporation, a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by the Company, by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company, (ii) a partnership, joint venture or similar entity in which the Company, a Subsidiary of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, holds a majority interest in the equity capital or profits or other similar interests of such entity, or (iii) any other person (other than a corporation) in which the Company, a Subsidiary of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

         The term "Value" means, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds of the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction or (ii) the fair value in the opinion of the Board of Directors (as evidenced by a Board Resolution) of such property at the time of entering into such Sale and Lease-Back Transaction, in either case divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

EVENTS OF DEFAULT

         An Event of Default with respect to the Debt Securities of any series is defined in the Indentures as: (i) default in the payment of any installment of interest upon any of the Debt Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; (ii) default in the payment of all or any part of the principal of any of the Debt Securities of such series as and when the same shall

                                       9.

become due and payable either at maturity, upon any redemption, by declaration or otherwise; (iii) default in the performance, or breach, of any other covenant or warranty of the Company contained in the Debt Securities of such series or set forth in the applicable Indenture (other than a covenant or warranty included in the applicable Indenture solely for the benefit of a series of Debt Securities other than such series) and continuance of such default or breach for a period of 90 days after due notice by the Trustee or by the holders of at least 25% in principal amount of the outstanding securities of that series; (iv) a default under any bond, debenture, note or other evidence of indebtedness of the Company or any Subsidiary, or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of the Company or any Subsidiary, whether such indebtedness now exists or is hereafter created, which default involves the failure to pay principal on indebtedness at the final maturity thereof or which has resulted in indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable in an aggregate amount in excess of $30,000,000; or (v) certain events of bankruptcy, insolvency or reorganization of the Company. (Section 5.1) Additional Events of Default may be added for the benefit of holders of certain series of Debt Securities which, if added, will be described in the Prospectus Supplement relating to such Debt Securities. The Indentures provide that the Trustee shall notify the holders of Debt Securities of each series of any continuing default known to the Trustee which has occurred with respect to that series within 90 days after the occurrence thereof. The Indentures provide that notwithstanding the foregoing, except in the case of default in the payment of the principal of, or interest, if any, on any of the Debt Securities of such series, the Trustee may withhold such notice if the Trustee in good faith determines that the withholding of such notice is in the interests of the holders of Debt Securities of such series. (Section 6.5)

         The Indentures provide that if an Event of Default with respect to any series of Debt Securities shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of Debt Securities of that series then outstanding may declare the principal amount of all Debt Securities of that series to be due and payable immediately, but upon certain conditions such declaration may be annulled. (Section 5.1) Any past defaults and the consequences thereof (except a default in the payment of principal of or interest, if any, on Debt Securities of that series) may be waived by the holders of a majority in principal amount of the Debt Securities of that series then outstanding. (Section 5.9) The Senior Indenture also permits the Company to omit compliance with certain covenants in such Indentures with respect to Senior Debt Securities of any series upon waiver by the holders of a majority in principal amount of the Senior Debt Securities of such series then outstanding. (Section 3.5)

         Subject to the provisions of the Indentures relating to the duties of the Trustee, in case an Event of Default with respect to any series of Debt Securities shall occur and be continuing, the Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by the Indentures at the request or direction of any of the holders of that series, unless such holders shall have offered to such Trustee reasonable security or indemnity. (Sections 6.1 and 6.2) The holders of a majority in aggregate principal amount of the Debt Securities of each series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the applicable Indenture or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series; provided that the Trustee may refuse to follow any direction which is in conflict with any law or such Indenture and subject to certain other limitations. (Section 5.8)

         No holder of any Debt Security of any series will have any right by virtue or by availing of any provision of the Indentures to institute any proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the Indentures or for any remedy thereunder, unless such holder shall have previously given the Trustee written notice of an Event of Default with respect to Debt Securities of that series and unless the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series shall also have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee and the Trustee shall have failed to institute such proceeding within 60 days after its receipt of such request, and the Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series a direction inconsistent with such request. (Section 5.5) However, the right of a holder of any Debt

                                       10.

Security to receive payment of the principal of and interest, if any, on such Debt Security on or after the due dates expressed in such Debt Security, or to institute suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of such holder. (Section 5.6)

MERGER

         Each Indenture provides that the Company may consolidate with, or sell, convey or lease all or substantially all of its assets to, or merge with or into, any other corporation, if (i) either the Company is the continuing corporation or the successor corporation is a domestic corporation and expressly assumes the due and punctual payment of the principal of and interest on all the Debt Securities outstanding under such Indenture according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of such Indenture to be performed or observed by the Company; and
(ii) the Company or such successor corporation, as the case may be, is not, immediately after such merger or consolidation, or such sale, conveyance or lease, in material default in the performance or observance of any such covenant or condition. (Section 9.1)

SATISFACTION AND DISCHARGE OF INDENTURES

         The Indenture with respect to any series of Debt Securities (except for certain specified surviving obligations including, among other things, the Company's obligation to pay the principal of and interest on the Debt Securities of such series) will be discharged and cancelled upon the satisfaction of certain conditions, including the payment of all the Debt Securities of such series or the deposit with the Trustee under such Indenture of cash or appropriate Government Obligations or a combination thereof sufficient for such payment or redemption in accordance with the applicable Indenture and the terms of the Debt Securities of such series. (Section 10.1)

MODIFICATION OF THE INDENTURES

         The Indentures contain provisions permitting the Company and the Trustee thereunder, with the consent of the holders of not less than a majority in aggregate principal amount of the Debt Securities of each series at the time outstanding under the applicable Indenture, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of, the applicable Indenture or any supplemental indenture with respect to the Debt Securities of such series or modifying in any manner the rights of the holders of the Debt Securities of such series; provided that no such supplemental indenture may (i) extend the final maturity of any Debt Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption thereof, or impair or affect the right of any holder of Debt Securities to institute suit for payment thereof or, if the Debt Securities provide therefor, any right of repayment at the option of the holders of the Debt Securities, without the consent of the holder of each Debt Security so affected or (ii) reduce the aforesaid percentage of Debt Securities of such series, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all Debt Securities of such series so affected or (iii) reduce the amount of principal payable upon acceleration of the maturity of any Original Issue Discount Security. (Section 8.2) Additionally, in certain prescribed instances, the Company and the Trustee may execute supplemental indentures without the consent of the holders of Debt Securities.
(Section 8.1)

DEFEASANCE

         Defeasance and Discharge. The Indentures provide, if such provision is made applicable to the Debt Securities of any series, that the Company may elect to terminate (and be deemed to have satisfied) all its obligations with respect to such Debt Securities (except for the obligations to register the transfer or exchange of such Debt Securities, to replace mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities, to compensate and indemnify the Trustee and to punctually pay or cause to be paid the principal of, and interest, if any, on all Debt Securities of such series when due) ("defeasance") upon the deposit

                                       11.

with the Trustee, in trust for such purpose, of money and/or Government Obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and premium and interest, if any, on the outstanding Debt Securities of such series, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor. Such a trust may be established only if, among other things, (a) the Company has delivered to the Trustee an opinion of counsel (as specified in the applicable Indenture) with regard to certain matters, including an opinion to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance or covenant defeasance, as the case may be, had not occurred, and which opinion of counsel must be based upon (x) a ruling of the U.S. Internal Revenue Service to the same effect or (y) a change in applicable U.S. federal income tax law after the date of the Indenture such that a ruling is no longer required, (b) no Default or Event of Default shall have occurred or be continuing, and (c) such deposit shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company is a party or by which the Company is bound. The Prospectus Supplement may further describe these or other provisions, if any, permitting defeasance with respect to the Debt Securities of any series. (Section 10.1)

         Defeasance of Certain Covenants. In the case of the Senior Indentures, unless the Prospectus Supplement relating to the Debt Securities of a series provides otherwise, the Company at its option need not comply with certain restrictive covenants of the Senior Indenture ("covenant defeasance") upon, among other things, the deposit with the Trustee, in trust, of money and/or Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money or a combination of money and Government Obligations in an amount sufficient to pay in the currency in which such Debt Securities are payable all the principal of, and interest on, such Debt Securities on the dates such payments are due in accordance with the terms of such Debt Securities, the delivery by the Company to the Trustee of an Opinion of Counsel to the effect that, among other things, the holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance of certain covenants and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and provided no Default or Event of Default shall have occurred or be continuing, and such deposit shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company is a party or by which the Company is bound. The Prospectus Supplement may further describe these or other provisions, if any, permitting defeasance with respect to the Debt Securities of any series. (Section 10.1)

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

         The Senior Debt Securities will constitute part of the Senior Indebtedness (as defined below) of the Company and will rank pari passu with all outstanding senior debt. Except as set forth in the related Prospectus Supplement, the Subordinated Debt Securities will be subordinated, in right of payment, to the prior payment in full of the Senior Indebtedness (as defined below), including the Senior Debt Securities, whether outstanding at the date of the Subordinated Indenture or thereafter incurred, assumed or guaranteed. The term "Senior Indebtedness" means (1) the principal of and premium, if any, and unpaid interest on indebtedness for money borrowed, (2) purchase money and similar obligations, (3) obligations under capital leases, (4) guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which the Company is responsible for the payment of, such indebtedness of others, (5) renewals, extensions and refunding of any such indebtedness, (6) interest or obligations in respect of any such indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings and (7) obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements, unless, in each case, the instrument by which the Company incurred, assumed or guaranteed the indebtedness or obligations described in clauses (1) through (7) hereof expressly provides that such indebtedness or obligation is not senior in right of payment to the Subordinated Debt Securities.

                                       12.

         Upon any distribution of assets of the Company in connection with any dissolution, winding up, liquidation or reorganization of the Company, whether in a bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of the properties of the Company in accordance with the Subordinated Indenture, the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in money or money's worth, before the holders of any of the Subordinated Debt Securities are entitled to receive any payment in respect of the Subordinated Debt Securities. In the event that a payment default shall have occurred and be continuing with respect to the Senior Indebtedness, the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in money or money's worth, before the holders of any of the Subordinated Debt Securities are entitled to receive any payment in respect of the Subordinated Debt Securities. In the event that the principal of the Subordinated Debt Securities of any series shall have been declared due and payable pursuant to the Subordinated Indenture and such declaration shall not have been rescinded and annulled, the holders of all Senior Indebtedness outstanding at the time of such declaration shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in money or money's worth, before the holders of any of the Subordinated Debt Securities are entitled to receive any payment in respect of the Subordinated Debt Securities.

         This subordination will not prevent the occurrence of any event of default with respect to the Subordinated Debt Securities. There is no limitation on the issuance of additional Senior Indebtedness in the Subordinated Indenture.

GLOBAL DEBT SECURITIES

         The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (each, a "Global Security") that will be deposited with, or on behalf of, a Debt Depository identified in the applicable Prospectus Supplement. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless otherwise provided in such Prospectus Supplement, Debt Securities that are represented by a Global Security will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons. Payments of principal of, and interest, if any, on Debt Securities represented by a Global Security will be made by the Company to the Trustee under the applicable Indenture, and then forwarded to the Debt Depository.

         The Company anticipates that any Global Securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York ("DTC"), and that such Global Securities will be registered in the name of Cede & Co., DTC's nominee. The Company further anticipates that the following provisions will apply to the depository arrangements with respect to any such Global Securities. Any additional or differing terms of the depository arrangements will be described in the Prospectus Supplement relating to a particular series of Debt Securities issued in the form of Global Securities.

         So long as DTC or its nominee is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole Holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Except as described below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in certificated form and will not be considered the owners or Holders thereof under the applicable Indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in a Global Security.

                                       13.

         If DTC is at any time unwilling or unable to continue as depository or if at any time DTC ceases to be a clearing agency registered under the Exchange Act if so required by applicable law or regulation, and, in either case, a successor Debt Depository is not appointed by the Company within 90 days, the Company will issue individual Debt Securities in certificated form in exchange for the Global Securities. In addition, the Company may at any time, and in its sole discretion, determine not to have any Debt Securities represented by one or more Global Securities, and, in such event, will issue individual Debt Securities in certificated form in exchange for the relevant Global Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Debt Securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest, and to have such Debt Securities in certificated form registered in its name. Unless otherwise described in the applicable Prospectus Supplement, Debt Securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.

         DTC will act as securities depository for the Debt Securities. The Debt Securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully registered Debt Security certificate will be issued with respect to each $200 million of principal amount of the Debt Securities of a series, and an additional certificate will be issued with respect to any remaining principal amount of such series.

         DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, and banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

         Purchases of Debt Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Debt Securities on DTC's records. The ownership interest of each actual purchaser of each Debt Security ("Beneficial Owner") is in turn recorded on the Direct and Indirect Participants' records. A Beneficial Owner does not receive written confirmation from DTC of its purchase, but is expected to received a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the Direct or Indirect Participants through which such Beneficial Owner entered into the action. Transfers of ownership interests in Debt Securities are accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners do not receive certificates representing their ownership interests in Debt Securities, except in the event that use of the book-entry system for the Debt Securities is discontinued.

         To facilitate subsequent transfers, the Debt Securities are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the Debt Securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Debt Securities; DTC records reflect only the identity of the Direct Participants to whose accounts Debt Securities are credited, which may or may not be the Beneficial Owners. The Participants remain responsible for keeping account of their holdings on behalf of their customers.

                                       14.

         Delivery of notice and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Neither DTC nor Cede & Co. consents or votes with respect to the Debt Securities. Under its usual procedures, DTC mails a proxy (an "Omnibus Proxy") to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Debt Securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

         Principal and interest payments, if any, on the Debt Securities are made to DTC. DTC's practice is to credit Direct Participants' accounts on the payment date in accordance with their respective holdings as shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payment date. Payments by Participants to Beneficial Owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and are the responsibility of such Participant and not of DTC, the Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest, if any, to DTC is the responsibility of the Company or the Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

         DTC may discontinue providing its services as securities depository with respect to the Debt Securities at any time by giving reasonable notice to the Company or the Trustee. Under such circumstances, in the event that a successor securities depository is not appointed, Debt Security certificates are required to be printed and delivered.

         The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Debt Security certificates will be printed and delivered.

         The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

         Unless stated otherwise in the Prospectus Supplement, the underwriters or agents with respect to a series of Debt Securities issued as Global Securities will be Direct Participants in DTC.

         None of the Company, any underwriter or agent, the Trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.


             DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

         The following statements with respect to the Debt Warrants are summaries of, and subject to, the detailed provisions of a warrant agreement (the "Debt Warrant Agreement") to be entered into by the Company and a warrant agent to be selected at the time of issue (the "Debt Warrant Agent"), which Debt Warrant Agreement may include or incorporate by reference standard warrant provisions substantially in the form of the Standard Debt Securities Warrant Provisions (the "Debt Warrant Provisions") filed as an exhibit to the Registration Statement.

                                       15.

GENERAL

         The Debt Warrants, evidenced by warrant certificates (the "Debt Warrant Certificates"), may be issued under the Debt Warrant Agreement independently or together with any Offered Securities offered by any Prospectus Supplement and may be attached to or separate from such Offered Securities. If Debt Warrants are offered, the related Prospectus Supplement will describe the terms of the warrants, including without limitation the following: (1) the offering price, if any; (2) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of the warrants; (3) if applicable, the designation and terms of the Debt Securities with which the Debt Warrants are issued and the number of Debt Warrants issued with each such Debt Security; (4) if applicable, the date on and after which the Debt Warrants and the related Offered Securities will be separately transferable; (5) the principal amount of Debt Securities purchasable upon exercise of one Debt Warrant and the price at which such principal amount of Debt Securities may be purchased upon exercise;
(6) the date on which the right to exercise the Debt Warrants shall commence and the date on which such right shall expire; (7) whether the warrants represented by the Debt Warrant Certificates will be issued in registered or bearer form;
(8) the currency, currencies or currency units in which the offering price, if any, and exercise price are payable; (9) the antidilution provisions of the Debt Warrants; and (10) any other terms of the Debt Warrants.

         Debt Warrant Certificates may be exchanged for new Debt Warrant Certificates of different denominations and may (if in registered form) be presented for registration of transfer at the corporate trust office of the Debt Warrant Agent, which will be listed in the related Prospectus Supplement, or at such other office as may be set forth therein. Warrantholders do not have any of the rights of holders of Debt Securities (except to the extent that the consent of warrantholders may be required for certain modifications of the terms of an Indenture or form of the Debt Security, as the case may be, and the series of Debt Securities issuable upon exercise of the Debt Warrants) and are not entitled to payments of principal of and interest, if any, on the Debt Securities.

EXERCISE OF DEBT WARRANTS

         Debt Warrants may be exercised by surrendering the Debt Warrant Certificate at the corporate trust office of the Debt Warrant Agent, with the form of election to purchase on the reverse side of the Debt Warrant Certificate properly completed and executed, and by payment in full of the exercise price, as set forth in the Prospectus Supplement. Upon the exercise of Debt Warrants, the Debt Warrant Agent will, as soon as practicable, deliver the Debt Securities in authorized denominations in accordance with the instructions of the exercising warrantholder and at the sole cost and risk of such holder. If less than all of the Debt Warrants evidenced by the Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the remaining amount of Debt Warrants.


                              PLAN OF DISTRIBUTION

         The Company may sell Offered Securities (1) through underwriters or dealers, (2) directly to one or more purchasers, or (3) through agents. A Prospectus Supplement will set forth the terms of the offering of the Offered Securities offered thereby, including the name or names of any underwriters, the purchase price of the Offered Securities, and the proceeds to the Company from the sale, any underwriting discounts and other items constituting underwriters' compensation, any public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchange or market on which the Offered Securities may be listed. Only underwriters so named in such Prospectus Supplement are deemed to be underwriters in connection with the Offered Securities offered thereby.

         If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, and the underwriters

                                       16.

will be obligated to purchase all the Offered Securities of the series offered by the Prospectus Supplement if any of the Offered Securities are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         Offered Securities may also be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offering and sale of Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the related Prospectus Supplement, any such agent will be acting on a best-efforts basis for the period of its appointment.

         All Offered Securities offered will be a new issue of securities with no established trading market. Any underwriters to whom such Offered Securities are sold by the Company for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading markets for any such Offered Securities.

         Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may engage in transactions with, or perform services for, the Company in the ordinary course of business.


                                  LEGAL MATTERS

         The legality of the Offered Securities offered hereby will be passed upon for the Company by Brobeck, Phleger & Harrison LLP, San Francisco, California, and for the underwriters or agents, if any, by Davis Polk & Wardwell, New York, New York.


                                     EXPERTS

         The audited consolidated financial statements of WellPoint Health Networks Inc. and subsidiaries as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, incorporated by reference, have been audited by Coopers & Lybrand L.L.P., independent accountants, as stated in their report with respect thereto and are incorporated herein by reference, in reliance upon the authority of such firm as experts in accounting and auditing.

         The audited financial statements of Blue Cross of California Commercial Operations as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, incorporated by reference, have been audited by Cooper & Lybrand L.L.P., independent accounts, as stated in their report with respect thereto and are incorporated herein by reference, in reliance upon the authority of such firm as experts in accounting and auditing.

         The audited Post-Reorganization combined financial statements of the Life & Health Benefits Management Division of Massachusetts Mutual Life Insurance Company and Subsidiaries as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, incorporated by reference, have been audited by Coopers & Lybrand L.L.P., independent accountants, as stated in their report with respect thereto and are incorporated herein by reference, in reliance upon the authority of such firm as experts in accounting and auditing.

                                       17.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         All dollar amounts in the following table are estimates except the amount of the registration fee under the Securities Act of 1933:

Securities and Exchange Commission filing fee..................      $344,828
Blue sky fees and expenses.....................................        20,000
Accounting fees and expenses...................................        40,000
Legal fees and expenses........................................       100,000
Printing and engraving.........................................        20,000
Rating Agency fees.............................................        25,000
Trustee's fees and expenses....................................        40,000
Miscellaneous..................................................           172
                                                                     --------
         Total.................................................      $590,000
                                                                     ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Registrant is a California corporation. Reference is made to Section 317 of the California Corporations Code, which specifies the circumstances under which a California corporation may indemnify a director, officer, employee or agent, but further provides that a corporation's Articles of Incorporation may authorize additional rights to indemnification. Article V of the Company's Articles of Incorporation provides for such additional indemnification. Section 204 of the California Corporations Code generally limits the corporation's ability to provide for indemnification rights for intentional misconduct, a knowing and culpable violation of law, acts or omissions that involve the absence of good faith, an unexcused pattern of inattention or reckless disregard for duty, transactions from which the director or other indemnitee derives an improper personal benefit, or improper shareholder distributions.

         Article VI of the By-laws of the Company provides that the Company shall indemnify its directors and officers to the maximum extent permitted by the California Corporations Code.

         Under the terms of the Underwriting Agreement filed as an exhibit hereto, directors, certain officers and controlling persons of the Company are entitled to indemnification under certain circumstances including proceedings under the Securities Act of 1933 and the Securities Exchange Act of 1934.

ITEM 16.  EXHIBITS

         A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                       18.

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1993.

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (1)(i) and
(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 15 or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         The Company hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

                                       19.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                       20.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, California, on the 19th day of July, 1996.


                          WELLPOINT HEALTH NETWORKS INC.



                          By: /s/ Leonard D. Schaeffer
                              ----------------------------------
                              Leonard D. Schaeffer
                              Chairman of the Board and Chief Executive Officer



         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Leonard D. Schaeffer and Thomas C. Geiser, and each one of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that each of said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute an instrument.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of July, 1996.

          Signature                                  Title
          ---------                                  -----
 /s/ Leonard D. Schaeffer         Chairman of the Board and Chief Executive Officer
- ------------------------------    (Principal Executive Officer)
     Leonard D. Schaeffer



 /s/ Howard G. Phanstiel          Executive Vice President, Financial and
- ------------------------------    Information Services (Chief Financial Officer)
     Howard G. Phanstiel

                                       21.

          Signature                                  Title
          ---------                                  -----
    /S/ Yon Y. Jorden             Senior Vice President and Chief Financial Officer
______________________________    (Chief Accounting Officer)
        Yon Y. Jorden


    /s/ David R. Banks            Director
______________________________
        David R. Banks

   /s/ W. Toliver Besson          Director
______________________________
       W. Toliver Besson

     /s/ Roger E. Birk            Director
______________________________
         Roger E. Birk

  /s/ Stephen L. Davenport        Director
______________________________
      Stephen L. Davenport

      /s/ Julie A. Hill           Director
______________________________
          Julie A. Hill

     /s/ Robert T. Knight         Director
______________________________
         Robert T. Knight

   /s/ Elizabeth A. Sanders       Director
______________________________
       Elizabeth A. Sanders

                                       22.

                                  EXHIBIT INDEX

                                                                                                       SEQUENTIALLY
    EXHIBIT NO.                  EXHIBIT                                                               NUMBERED PAGE
    -----------                  -------                                                               -------------
        1.1    Underwriting Agreement...............................................................

        2.1    Recapitalization Agreement dated as of March 31, 1995 by and among Blue Cross of California, WellPoint Health Networks Inc., Western Health Partnerships and
               Western Foundation for Health Improvement (incorporated by reference from
               Exhibit 2.1 to the Company's Form S-4 filed on April 8, 1996, File No. 333-3292).....

        2.2    Agreement of Merger (incorporated by reference from Exhibit 33 to the Company's
               8-K filed on June 3, 1996)...........................................................

        4.1    Amended and Restated Articles of Incorporation of the Company (incorporated by reference from Exhibit 3.5 to the Company's Form S-4 filed on April 8, 1996,
               File No. 333-3292)...................................................................

        4.2    By-laws of the Company (incorporated by reference from Exhibit 3.6 to the
               Company's Form S-4 filed on April 8, 1996, File No. 333-3292)........................

        4.3    Form of Senior Indenture.............................................................

        4.4    Form of Subordinated Indenture.......................................................

        4.5    Form of Standard Debt Warrant Provisions.............................................

        5.1    Opinion of Brobeck, Phleger & Harrison LLP...........................................

       12.1    Statement regarding computation of ratios of earnings to fixed charges...............

       23.1    Consent of Coopers & Lybrand L.L.P...................................................

       23.2    Consent of Brobeck, Phleger & Harrison LLP (included in its Opinion filed as
               Exhibit 5.1).........................................................................

       24.1    Powers of Attorney (see signature page included in Registration Statement)...........

       25.1    Statement of Eligibility of Trustee on Form T-1 for The Bank of New York.............

                                       23.